SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2007

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1801 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 466-1000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 18, 2007, Powerwave Technologies, Inc. (the “Company”) entered into a Purchase Agreement with Deutsche Bank Securities Inc. (the “Initial Purchaser”), to sell $130 million aggregate principal amount of its 3.875% Convertible Subordinated Notes due 2027 (the “Notes”) in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are expected to be resold by the Initial Purchaser to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The sale of the Notes to the Initial Purchaser was consummated on September 24, 2007. Pursuant to the terms of the Purchase Agreement, the Initial Purchaser had an option to acquire an additional $20,000,000 aggregate principal amount of Notes on or before October 24, 2007, which option was exercised on September 19, 2007. The sale of the Notes to the Initial Purchaser upon exercise of this option was also consummated on September 24, 2007.

The aggregate net proceeds received by the Company from the sale of the Notes were $145,500,000, after deducting the discount to the Initial Purchaser.

The Notes were issued pursuant to an Indenture, dated September 24, 2007, by and between the Company and Deutsche Bank Trust Company Americas, as trustee. The Notes bear interest at a rate of 3.875%, which is payable in cash semi-annually in arrears on each of October 1st and April 1st of each year, commencing on April 1, 2008, to the holders of record on September 15th and March 15th immediately preceding the related interest payment dates.

The Notes may be declared immediately due and payable at the election of the trustee or holders of 25% of aggregate principal amount of outstanding Notes upon the occurrence of an event of default under the Indenture. An event of default generally means that the Company (1) fails to pay interest under the Note when due and such failure continues for a period of 30 days, (2) fails to pay any principal or redemption payment when due, (3) fails to pay when due any other indebtedness in excess of $25 million, (4) fails to provide notice of a change in control transaction to the holders of the Notes and such failure continues for a period of 30 days, (5) fails to comply with the terms of the Notes or the Indenture and such failure continues for a period of 60 days following the Company’s receipt of written notice of such failure, (6) is subject to any decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law now and such decree or order remains unstayed and in effect for a period of 60 consecutive days or (7) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law.

The Notes are convertible into shares of the Company’s Common Stock at an initial conversion price of $8.71 per share, or approximately 114.8106 for each $1,000 principal amount of Notes, subject to certain adjustments set forth in the Indenture. Upon conversion of the Notes, the Company will have the right to deliver, in lieu of Common Stock, cash or a combination of cash and shares of its Common Stock.

The Notes mature on October 1, 2027. However, the Company may redeem some or all of the Notes on or after October 8, 2013 until October 7, 2014, for cash at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest up to but not including the date of redemption, in the event that the closing sale price of the Company’s Common Stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar month preceding the calendar month in which the notice of redemption is properly mailed to holders of the Notes is more than 130% of the then applicable conversion price on that 30th trading day. On or after October 8, 2014, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest up to but not including the date of redemption.

On October 1, 2014, 2017 and 2022, holders of the Notes may require the Company to repurchase all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, up to but not including the date of repurchase.

Upon a “change in control” as defined in the Indenture, holders of the Notes will have the right to require the Company to repurchase all or a portion of their Notes for a period of time after the change in control. The repurchase price will be equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, up to but not including the date of redemption, payable in cash. Under certain circumstances, the conversion price of the Notes will be adjusted in connection with a change in control.

This announcement is not an offer to sell either the Notes or the Common Stock issuable upon conversion of the Notes. Neither the Notes nor the shares of Common Stock issuable upon conversion of the Notes have been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Registration Rights Agreement entered into between the Company and the Initial Purchaser provides that the Company will prepare and file with the Securities and Exchange Commission, within 90 days after the closing of the sale of the Notes, a registration statement under the Securities Act for the purpose of registering for resale, the Notes and all of the shares of the Company’s Common Stock issuable upon conversion of the Notes.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Indenture and Registration Rights Agreement entered into in connection with the private placement, which are attached hereto as Exhibits 4.1 and 4.2, respectively. A copy of the press release announcing the closing of the sale of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 3.02 – Unregistered Sale of Equity Securities.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

4.1	Indenture, dated September 24, 2007, by and between Powerwave Technologies, Inc. and Deutsche Bank Trust Company Americas.

4.2	Registration Rights Agreement, dated September 24, 2007, by and between the Company and Deutsche Bank Securities Inc.

4.3	Form of 3.875% Convertible Subordinated Note due 2027.

99.1	Press release issued by Powerwave Technologies, Inc., dated September 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC.

Date: September 24, 2007	By:	/s/ Kevin T. Michael
Kevin T. Michaels Senior Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated September 24, 2007, by and between Powerwave Technologies, Inc. and Deutsche Bank Trust Company Americas.

4.2	Registration Rights Agreement, dated September 24, 2007, by and between the Company and Deutsche Bank Securities Inc.

4.3	Form of 3.875% Convertible Subordinated Note due 2027.

99.1	Press release issued by Powerwave Technologies, Inc., dated September 24, 2007